EXHIBIT 10(g)


                    AGREEMENT OF PURCHASE AND SALE OF ASSETS


AGREEMENT dated March 25, 1999 by and among UNIVERSAL SUPPLY GROUP, INC., a New Jersey corporation having its principal office at 275 Wagaraw Road, Hawthorne, New Jersey 07506 ("Seller"), COLONIAL COMMERCIAL CORP., a New York corporation having its principal office at 3601 Hempstead Turnpike, Levittown, New York 11756 ("Parent"), COLONIAL COMMERCIAL SUB CORP., a New York corporation which is wholly owned by Parent and has its principal office c/o Parent ("Purchaser"), and JOHN A. HILDEBRANDT ("JAH"), PAUL H. HILDEBRANDT ("PHH"), KARYN HILDEBRANDT , LISA HILDEBRANDT, KIRSTEN LEBLANC, PAUL J. HILDEBRANDT, TERRY L. SCHROEDER, SUSAN L. SALEK, JOHN R. HILDEBRANDT and JANNA L. MORGAN. The parties other than Seller, Parent and Purchaser are sometimes referred to herein collectively as the Shareholders. JAH and PHH are referred to herein as the Majority Shareholders, and the Shareholders other than JAH and PHH are sometimes referred to herein as the "Other Shareholders." The Shareholders own all of the outstanding capital stock of Seller and each has an office c/o Seller.


                              W I T N E S S E T H:
                              --------------------


IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:


1.   Purchase And Sale Of Business And Assets.
     ----------------------------------------


     (a) Subject to and upon the terms and conditions set forth in this Agreement, Seller will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase, at the Closing hereunder, all of the business, assets, properties, goodwill and rights of Seller as a going concern, of every nature, kind and description, tangible and intangible, wheresoever located and whether or not carried or reflected on the books and records of Seller (hereinafter sometimes collectively called "Seller's Assets"), including, without limitation,


                  (i) The cash on hand and in banks of Seller, its commercial paper, checks and drafts not yet collected, treasury bills, bank deposits, certificates of deposit, accrued interest and any and all other cash items, of whatever nature and kind;


                  (ii) All merchandise, inventories, materials and supplies used in the business of Seller including items in transit from vendors (hereinafter collectively referred to as "Inventory");


                  (iii) All accounts receivable, notes receivable and all
                    accrued or unaccrued payments or obligations which have inured or shall inure to the benefit of Seller as of the Closing Date;


                  (iv) All machinery, equipment, office equipment, leasehold improvements, motor vehicles, fixtures, and supplies of Seller existing as of the Closing Date, including any replacements thereof;


                  (v) All of the right, title and interest of Seller in and to all United States and foreign patents, trademarks and copyrights, application for any of the foregoing, inventions, product formulations, trade secrets, if any, relating to the product lines in effect as of the Closing Date, and in and to the name "Universal Supply Group," and any and all variations or derivations thereof and in and to all logos, insignias and advertising materials bearing the name " Universal Supply Group," and all trade names, and trademarks currently used by Seller in connection with its business (the "Business");


                  (vi) All of the right, title and interest in and to all leases of real and personal property to which Seller is a party with respect to the Business;


                  (vii) All of the right title and interest of Seller in and to all agreements, contracts and orders, license agreements, franchise and all other agreements and contracts with respect to the Business;


                  (viii) The lists of Seller of suppliers and of clients which exist as of the Closing Date;


                  (ix) Seller's client records, client files and other client property;


                  (x) all employee lists, files, papers, books, records, sales and advertising materials and records, sales and purchase correspondence, affecting or pertaining to Seller's ownership and/or use of Seller's Assets;


                  (xi) All deposits, credits and prepaid items related to or arising from the Business;


                  (xii)    All insurance policies of Seller;


                  (xiii) All financial records pertaining to the Business;


                  (xiv)    The goodwill of Seller;


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                  (xv) The assets referred to in disclosures heretofore made by
                    Seller to Purchaser;


                  (xvi) The assets reflected on the Balance Sheet referred to herein, with only such dispositions of such assets reflected on the Balance Sheet as shall have occurred in the ordinary course of Seller's business between the date thereof and the Closing and which are permitted by the terms hereof


                  (xvii) All other assets, properties, rights and businesses of every kind and nature owned or held by Seller relating to the Business, including deferred or prepaid taxes, or rights to tax refunds, or in which Seller has an interest, on the date hereof, known or unknown, fixed or unfixed, choate or inchoate, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement.


     (b) Seller's Assets shall be conveyed free and clear of all liabilities, obligations, liens and encumbrances excepting only those liabilities and obligations which are to be assumed by Purchaser hereunder and those liens and encumbrances securing the same which are disclosed herein or expressly permitted by the terms hereof.


     (c) The minute books, stock record books and the corporate seal of Seller (collectively the "Excluded Assets") are excluded from Seller's Assets.


     (d) Purchaser acknowledges that Seller has used premises owned by certain of the Shareholders and that such premises are not included in Seller's Assets.


2.   Purchase Price.
     --------------


     (a) In consideration of the sale, transfer, conveyance, assignment and delivery of the Seller's Assets by Seller to Purchaser, and in reliance upon the representations and warranties made herein by Seller and Shareholders, Purchaser will, in full payment thereof, pay to Seller at the Closing a total purchase price (the "Purchase Price") equal to the sum of:


                  (i) Seller's Net Book Value (as hereinafter defined) appearing on the balance sheet to be included in the Approved March 1999 Audited Balance Sheet (as defined in Section 3(a)(ii)), plus


                  (ii) an amount equal to the interest which would have accrued on the Net Book Value from March 31, 1999 until the Closing at a rate equal to 5.07% per annum; plus


                  (iii)     $2,500,000.


     (b) "Net Book Value" means the total value of all recorded assets less the total value of all liabilities.


     (c) The Purchase Price shall be payable at the Closing by wire transfer of 95% of the Purchase Price to Seller, and by wire transfer of the balance of the Purchase Price to J. Bennett Farrell, Esq., as escrow agent (the "Escrow Agent") under an agreement in the form of an exhibit to this Agreement (the "Escrow Agreement").

     (d)
                  (i) In addition to the foregoing, Purchaser and Parent will at the Closing jointly and severally assume (i) the liabilities which are reflected in the March 1999 Audited Balance Sheet (as hereinafter defined), (ii) liabilities accruing in the ordinary course of business from and after April 1, 1999 and
                    (iii) liabilities which arise from and after April 1, 1999 under Contracts referred to in Seller's disclosure schedule ("Seller's Disclosure Schedule") as "Assumed Contracts."

                  (ii) Anything in this Agreement to the contrary
                    notwithstanding, Purchaser and Parent shall not assume, or in any way be liable or responsible for


                  (a) all liabilities or obligations for any foreign, federal, state, country or local income, franchise, gross receipts or value added taxes, or any interest, additions to tax or penalties thereon, accrued for, applicable to or arising from any period through March 31, 1999; or


                  (b) any liability to the extent covered and. without cost to
                      Seller, paid by insurance of Seller pursuant to a policy in effect of or prior to Closing.


     (e) Allocation of Purchase Price. Of the purchase price, $150,000 shall be allocated to the agreement not to compete which is referred to in Section 5(e), an amount equal to the Net Book Value on Seller's March 1999 Audited Financial Statements shall be allocated to Seller's Assets other than goodwill, and the balance of the purchase price shall be allocated to goodwill.



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3.   Certain Other Agreements.


     (a)       Preparation Of Financial Statements.
               ------------------------------------


                  (i) Commencing immediately after the date hereof, Seller and
                    Shareholders shall use their best efforts to cause a recognized firm of independent certified public accountants promptly to audit the balance sheet of Seller as of March 31, 1999 (the "March 1999 Audited Balance Sheet") and the other financial statements of Seller for the years ended March 31, 1999 and 1998 (together with the March 1999 Audited Balance Sheet, the "Audited Financial Statements") in accordance with generally accepted accounting principles consistent with those used by Parent in the preparation of Parent's financial statements ("GAAP").


                  (ii) Seller and Shareholders shall forthwith upon completion of such financial statements present such statements to Purchaser and its accountants for review. The term "Approved March 1999 Audited Balance Sheet" means the March 1999 Audited Balance Sheet which has been reviewed by Purchaser as aforesaid and which is satisfactory in form and substance to Purchaser and its accountants. The term "Approved Audited Financial Statements" as used herein means Audited Financial Statements which have been reviewed by Purchaser as aforesaid and which are satisfactory in form and substance to Purchaser and its accountants. Approved Audited Financial Statements for the year ended March 31, 1999 are referred to herein as the "Approved March 1999 Audited Statements," Approved Audited Financial Statements for the year ended March 31, 1998 are referred to herein as the "Approved March 1998 Audited Statements."


                  (iii) Purchaser shall at the Closing reimburse Seller for all amounts expended by Seller prior to March 31, 1999 towards the preparation of the Approved Audited Financial Statements.


                  (iv) If this Agreement is terminated without a Closing other than by reason of a breach by Seller or any Shareholder of any representation or warranty or covenant herein, then Purchaser shall reimburse Seller for all amounts expended by Seller to KPMG towards the preparation of the Approved Audited Financial Statements, less the cost of preparing the March 1999 Audited Balance Sheet.


     (b)       No Action Letter. In the event that by the close of business on
               ----------------
               July 1, 1999 Purchaser shall have reviewed and found satisfactory the March 1999 Audited Balance Sheet, but despite their best efforts referred to in Section (a), Seller and Shareholders shall have failed to present to Purchaser (1) all of Seller's other audited financial statements for the year ended March 31, 1999 and (2) all of Seller's audited financial statements for the year ended March 31, 1998, or if by the close of business on July 31, 1999 Purchaser shall not have determined that all statements referred to in clauses (1) and (2) constitute Approved Audited Financial Statements, then Parent shall apply to the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers (the "NASD") for no-action or other letters in which the SEC and the NASD set forth to Parent the consequences to Parent should the transaction hereunder be consummated without the availability for filing of such statements referred to in clauses (1) and (2). If, and only if, Parent's Board of Directors in its sole discretion deem such consequences acceptable, such letters shall be deemed "Acceptable SEC-NASD Letters" within the meaning of this Agreement.

     (c)       Leases.
               ------


                  (i) There are attached hereto forms of leases ("Affiliated
                    Leases") for premises owned by certain Shareholders. At the Closing, such Shareholders as landlord shall enter into the Affiliated Leases with Purchaser as tenant for the aforesaid premises.


                  (ii) Seller and Shareholders shall use their best efforts to cause the landlord of the premises located at Wharton, North Brunswick and Cedar Knolls, New Jersey, prior to the Closing to consent (the "Landlord Consent") to the assignment of the lease therefor (each, an "Unaffiliated Lease") to Purchaser.


     (d)       Payment Of Brokerage Fees. Shareholders shall alone be
               -------------------------
               responsible for the obligations incurred by Seller and Shareholders to Gottesman Company, and such obligations shall not be paid by Seller. Parent and Purchaser shall alone be responsible for the obligations incurred by them to Gottesman Company.


     (e)       Certain Payments And Assignments By Purchaser.
               ----------------------------------------------


                  (i)      On The First Anniversary Of The Closing:
                           ---------------------------------------


                      (i) Purchaser shall pay to Seller all amounts theretofore recovered by Purchaser in respect of obsolete inventory and receivables which was included in Seller's Assets and for which zero value was assigned in the calculation of Net Book Value ("Zero Value Assets").


                      (ii) Purchaser shall assign to Seller, without recourse,
                           any Zero Value Assets which Purchaser shall not have recovered as of the first anniversary of the Closing.


                  (ii) Receipts from obligors shall be applied against
                    receivables in the order in which the receivables arose, on a first in, first out basis, except where an obligor disputes a receivable, in which case receipts shall be applied first against the undisputed receivables on a first in-first out basis.


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4.   Closing.
     -------


     (a) The Closing shall take place at the offices of Oscar D. Folger at 10:00 A.M., local time, on the 10th business day after each of
               (i), (ii) and (iii) shall have occurred, namely:


                  (i) Seller shall have delivered the Approved March 1999
                    Audited Balance Sheet to Purchaser,


                  (ii) either (1) Seller shall have delivered the statements referred to in clauses (1) and (2) of Section 3(b) or (2) Purchaser shall have received Acceptable SEC-NASD Letters, and


                  (iii) Seller shall have obtained the Landlord Consents .


     (b) Without limiting the generality of the provisions of Section 4(a), Parent and Purchaser shall not be obligated to consummate this transaction if all such conditions are not satisfied by the close of business on July 31, 1999. In such event each party shall bear its own expenses, except that nothing in this sentence shall relieve Seller or Shareholders from any breach by them of any obligations under this Agreement, including without limitation, the breach of their obligation to use their best efforts to cause the aforesaid conditions to be satisfied..


     (c) Notwithstanding the foregoing, if this Agreement is terminated without a Closing other than by reason of a breach by Seller or any Shareholder of any representation or warranty or covenant herein, then Purchaser shall reimburse Seller for all amounts expended by Seller to KPMG towards the preparation of the Approved Audited Financial Statements, less the cost of preparing the March 1999 Audited Balance Sheet.


5.   Other Transactions At Closing; Further Assurances.
     --------------------------------------------------


     (a)      At the Closing, Seller and Shareholders will deliver to Purchaser:


                  (i) A Bill of Sale duly executed by Seller in the form of an
                    Exhibit to this Agreement;


                  (ii) Such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance satisfactory to Purchaser's counsel, as shall be effective to vest in Purchaser good and marketable title to Seller's Assets;


                  (iii) all contracts, files and other data and documents
                    pertaining to Seller's Assets, except Seller's minute books and stock ledger records, (which may be delivered at the offices of Seller);


                  (iv) all documents required to be delivered to Purchaser under the provisions of this Agreement;


                  (v) copies of the certificate of incorporation of Seller
                    certified as of a date within 10 days of the Closing Date by an appropriate government official of New Jersey and certified by its respective Secretary as to the absence of any amendments between the dates of certification by the official and the Closing Date;


                  (vi) a certificate from the appropriate governmental official in New York and New Jersey and in each state in which Seller is qualified to do business as to the good standing and of the payment of taxes by Seller in such jurisdictions as of a date within ten days of the Closing Date;


                  (vii) copies of the bylaws of Seller, certified by its
                    Secretary as a true and correct copy thereof as of the Closing Date;


                  (viii) all consents from third parties, if any, as are
                    required to consummate the sale of Seller's Assets;


                  (ix) the instruments referred to in Section 10;


                  (x) the opinion of Seller's counsel referred to in Section 10;
                    and


                  (xi) such other documents as may be required pursuant to this
                    Agreement or as may reasonably by requested by Purchaser and its counsel.


     (b) On the Closing Date, Purchaser shall deliver or cause to be delivered to Seller the following:


                  (i)      payment of the amounts specified in Section 2:


                  (ii) a copy of the resolutions of the Board of Directors of
                    Purchaser, together with any and all required resolutions or consents of the shareholders thereof, approving the execution and delivery of this Agreement and the consummation of all of the transactions contemplated hereby, duly certified by an officer of Purchaser;


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                  (iii)    the instruments  referred to in Section 9; and


                  (iv) such other documents as may be required pursuant to this
                    Agreement or as may reasonably be requested by Seller and its counsel.


     (c) At the Closing, Purchaser will execute and deliver, and Seller and Shareholders will cause to execute and deliver, an employment contract with each of John R. Hildebrandt, William Salek and William Pagano in the form of Exhibits to this Agreement.


     (d) At the Closing, Purchaser will enter into the Affiliated Leases with the Shareholders who are the landlords thereunder.


     (e) At the Closing, Seller and each Majority Shareholder shall execute and deliver to Purchaser a non-competition agreement in the form of an Exhibit to this Agreement.


     (f) At least ten days prior to the Closing, Seller and the Shareholders will deliver to Purchaser a duly executed and acknowledged certificate of amendment to Seller's certificate of incorporation or other appropriate document which is required to change Seller's corporate name to a new name bearing no resemblance to its present name so as to make Seller's present name available to Purchaser. Purchaser is hereby authorized to file such certificate or other document (at Seller's expense) in order to effectuate such change of name at or after the Closing as Purchaser shall elect.


     (g) At any time and from time to time after the Closing, at Purchaser's request and without further consideration, Seller and Shareholders will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Purchaser may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of Seller's assets, to put Purchaser in actual possession and operating control thereof and to assist Purchaser in exercising all rights with respect thereto.


     (h) After the Closing, at reasonable times and on reasonable notice, Seller shall have access to the books and records pertaining to its operations and business prior to the Closing, and Purchaser shall have access to the minute books and stock ledger records of Seller, and Purchaser shall retain such books and records, and Seller shall retain such minute books and stock ledger records, for a period of three years after the Closing.


     (i) Seller agrees that Purchaser shall have the right and authority to collect for its own account all receivables and other items which shall be transferred to Purchaser as provided herein and to endorse with the name of Seller any checks received on account of any such receivables or other items. Seller agrees that it will promptly transfer and deliver to Purchaser any cash or other property which Seller may receive in respect of such receivables or other items.


6.   Representations And Warranties By Seller And Shareholders. Seller and each
     ---------------------------------------------------------
     Majority Shareholder jointly and severally, and each Other Shareholder severally, represents and warrants to Purchaser as follows (it being understood that each representation and warranty is made by each Other Shareholder only to the best of his or her knowledge):


     (a) Organization, Standing and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of New Jersey; it has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated; and it is duly qualified, licensed or domesticated and in good standing as a foreign corporation authorized to do business in the states listed on Seller's Disclosure Schedule, which are the only states where the nature of the activities conducted by it or the character of the properties owned, leased or operated by it require such qualification, licensing or domestication. Seller has delivered to Purchaser true and complete copies of Seller's certificate of incorporation and all amendments thereto, certified by the Secretary of State of the State of , and the by-laws of Seller as presently in effect, certified as true and correct by Seller's Secretary.


     (b) Subsidiaries. Seller has no subsidiaries except those listed on Seller's Disclosure Schedule. Seller has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise or entity other than as set forth on Seller's Disclosure Schedule. The business carried on by Seller has not been conducted through any other direct or indirect subsidiary or affiliate of any Shareholder.

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     (c)       Transactions with Certain Persons.


                  (i) Except as set forth on Seller's Disclosure Schedule,
                    during the past three years Seller has not, directly or indirectly, purchased, leased from others or otherwise acquired any property or obtained any services from, or sold, leased to others or otherwise disposed of any property or furnished any services to, or otherwise dealt with (except with respect to remuneration for services rendered as a director, officer or employee of Seller), in the ordinary course of business or otherwise, (i) any shareholder of Seller or (ii) any person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with Seller or any shareholder of Seller.


                  (ii) Seller does not owe any amount to, or have any contract with or commitment to, any of its shareholders, directors, officers, employees or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of such persons owes any amount to Seller.


                  (iii) No part of the property or assets of any Shareholder or any direct or indirect subsidiary or affiliate of any Shareholder is used by Seller.


     (d) Execution, Delivery and Performance of Agreement; Authority. Neither the execution, delivery nor performance of this Agreement by Seller or any Shareholder will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of Seller's certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which Seller or any Shareholder is a party or by which any of them may be bound or affected. Seller and each Shareholder have the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings required to be taken by them or their stockholders to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken and this Agreement constitutes a valid and binding obligation of Seller and each Shareholder.


     (e) Capitalization. The presently authorized, issued and outstanding shares of capital stock of Seller and the names and addresses of the record and beneficial owners thereof are as set forth on Seller's Disclosure Schedule. Except as set forth on Seller's Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Seller or any Shareholder is or may become obligated to issue, assign or transfer any shares of the capital stock of Seller, and there are no rights of first refusal or similar rights with respect to any such shares.


     (f) Ownership of Seller's Capital Stock. Each of the Shareholders is the lawful record and beneficial owner of the number of shares of Seller's capital stock set opposite his name on Seller's Disclosure Schedule, free and clear of any liens, claims, encumbrances or restrictions of any kind, and all of such shares are validly issued and outstanding, fully paid and nonassessable.


     (g)       Financial Statements.


                  (i) Attached to this Agreement as exhibits are copies of the following financial statements (hereinafter collectively called the "Financial Statements"), all of which are complete and correct, have been prepared from the books and records of Seller in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated and present fairly the financial condition of Seller as at their respective dates and the results of its operations for the periods covered thereby:


                      (i) an unaudited balance sheet of Seller (the "Balance Sheet") as at December 31, 1998 (the "Balance Sheet Date") and Seller's unaudited statements of earnings and source and application of funds for the nine months then ended;


                      (ii) an unaudited balance sheet of Seller as at March 31,
                           1998 and Seller's unaudited Statement of earnings and source and application of funds for the 52-week period then ended; and


                      (iii)an unaudited balance sheet of Seller as at March 31,
                         1997 and Seller's unaudited Statement of earnings and source and application of funds for the 52-week period then ended.


                  (ii) Such statements of earnings do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and such interim financial statements include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation.


                  (iii) The Approved Audited Financial Statements shall be
                    prepared from the books and records of Seller in accordance with GAAP and shall fairly present the financial condition of Seller as at their respective dates and the results of its operations for the periods covered thereby.


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     (h)       Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against on the face of the Balance Sheet (excluding the notes thereto), as of the Balance Sheet Date Seller had no debts, liabilities or obligations, or any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by Seller's income, or its property or authorized or outstanding capital stock, for any period prior to the close of business on the Balance Sheet Date or any other debts, liabilities or obligations relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before the Balance Sheet Date, whether or not then known, due or payable. None of the Seller's employees is now or, will by the passage of time hereafter become, entitled to receive any vacation time, vacation pay or severance pay attributable to services rendered prior to the Balance Sheet Date except as disclosed on the face of the Balance Sheet (excluding the notes thereto).


     (i) Taxes. All taxes, including, without limitation, income, property, sales, use, franchise, added value, employees' income withholding and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due or payable by Seller, and all interest and penalties thereon, whether disputed or not, have been paid in full, all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed and all deposits required by law to be made by Seller with respect to employees' withholding taxes have been duly made. Seller has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim.


     (j) Absence of Changes or Events. Except as set forth in Seller's Disclosure Schedule, since the Balance Sheet Date Seller has conducted its business only in the ordinary course and has not:


                  (i) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in the ordinary course of business and consistent with its prior practice, none of which liabilities, in any case or in the aggregate, materially and adversely affects the business, liabilities or financial condition of Seller;


                  (ii) discharged or satisfied any lien, charge or encumbrance other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business and consistent with its prior practice;


                  (iii) declared or made any payment of dividends or other
                    distribution to its shareholders or upon or in respect of any shares of its capital stock, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;


                  (iv) mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible;


                  (v) sold, transferred, leased to others or otherwise disposed of any of its assets, except for inventory sold in the ordinary course of business, or canceled or compromised any debt or claim, or waived or released any right of substantial value;


                  (vi) received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a materially adverse effect on the assets, operations or prospects of Seller;


                  (vii) encountered any labor union organizing activity, had any actual or threatened employee strikes, work-stoppages, slow-downs or lock-outs, or had any material change in its relations with its employees, agents, customers or suppliers;


                  (viii) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license, patent, copyright, trademark, trade name, invention or similar rights, or modified any existing rights with respect thereto;


                  (ix) except in the ordinary course of business, made any
                    change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation pension or severance or vacation pay, to any shareholder, director, officer, employee, salesman, distributor or agent of Seller;


                  (x) issued or sold any shares of its capital stock or other securities, or issued, granted or sold any options, rights or warrants with respect thereto, or acquired any capital stock or other securities of any corporation or any interest in any business enterprise, or otherwise made any loan or advance to or investment in any person, firm or corporation;

                  (xi) made any capital expenditures or capital additions or betterments in excess of an aggregate of $50,000;


                  (xii) changed its banking or safe deposit arrangements;


                  (xiii) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to Seller or its property;


                  (xiv) failed to replenish its inventories and supplies in a normal and customary manner consistent with its prior practice, or made any purchase commitment in excess of the normal, ordinary and usual requirements of its business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry, or made any change in its selling, pricing, advertising or personal practices inconsistent with its prior practice and prudent business practices prevailing in the industry;


                  (xv) suffered any change, event or condition which, in any case or in the aggregate, has had or may have a materially adverse affect on Seller's condition (financial or otherwise), properties, assets, liabilities, operations or prospects, including, without limitation, any change in Seller's revenues, costs, backlog or relations with its employees, agents, customers or suppliers;


                  (xvi) entered into any transaction, contract or commitment other than in the ordinary course of business or paid or agreed to pay any legal, accounting, brokerage, finder's fee, taxes or other expenses in connection with, or incurred by severance pay obligations by reason of, this Agreement or the transactions contemplated hereby; or


                  (xvii) entered into any agreement or made any commitment to take any of the types of action described in subparagraphs
                    (i) through (xvi) above.


     (k) Litigation. Except as set forth in Seller's Disclosure Schedule, there is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the knowledge of Seller or any Shareholder threatened, against or relating to Seller, its officers, directors or employees, its properties, assets or business or the transactions contemplated by this Agreement, and neither Seller nor any Shareholder knows or has reason to be aware of any basis for the same.


     (l) Compliance with Laws and Other Instruments. Except as set forth Seller's Disclosure Schedule, Seller has complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees now or hereafter applicable to its business, properties or operations as presently conducted. Neither the ownership nor use of Seller's properties nor the conduct of its business conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its certificate of incorporation or by-laws as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which Seller is a party or by which it may be bound or affected; and neither Seller nor any Shareholder is aware of any proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which would be applicable to its business, operations or properties and which might adversely affect its properties, assets, liabilities, operations or prospects, either before or after the Closing.


     (m)       Title to Properties.


                  (i) Seller has good, marketable and insurable title to all the properties and assets it owns or uses in its business or purports to own, including, without limitation, those reflected in its books and records and in the Balance Sheet (except inventory sold after the Balance Sheet Date in the ordinary course of business).


                  (ii) None of such properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except


              (1) as expressly set forth in the Balance Sheet as securing specific liabilities or as otherwise expressly permitted by the terms hereof or


              (2) those imperfections of title and encumbrances, if any, which


                  (a) are not substantial in character, amount or extent and do not materially detract from the value of the properties subject thereto,


                  (b) do not interfere with either the present and continued use of such property or the conduct of Seller's normal operations and

                  (c) have arisen only in the ordinary course of business.


                  (iii) All of the properties and assets owned, leased or used by Seller are in good operating condition and repair, are suitable for the purposes used, are adequate and sufficient for all current operations of Seller and are directly related to the business of Seller.


     (n)       Schedules.


                  (i) Seller's Disclosure Schedule includes a separate schedule containing an accurate and complete list and description of:


              (1) All real property owned by Seller or in which Seller has a leasehold or other interest or which is used by Seller in connection with the operation of its business, together with a description of each lease, sublease, license, or any other instrument under which Seller claims or holds such leasehold or other interest or right to the use thereof or pursuant to which Seller has assigned, sublet or granted any rights therein, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.


              (2) As of a date no earlier than the Balance Sheet Date, all of
                  Seller's receivables (which shall include accounts receivable, loans receivable and any advances), together with detailed information as to each such listed receivable which has been outstanding for more than 30 days.


              (3) All machinery, tools, equipment, motor vehicles, rolling stock and other tangible personal property (other than inventory and supplies), owned, leased or used by Seller except for items having a value of less than $10,000 which do not, in the aggregate, have a total value of more than $400,000, setting forth with respect to all such listed property a summary description of all leases, liens, claims, encumbrances, charges, restrictions, covenants and conditions relating thereto, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.


              (4) All patents, patent applications, patent licenses, trademarks, trademark registrations, and applications therefor, service marks, service names, trade names, copyrights and copyright registrations, and applications therefor, wholly or partially owned or held by Seller or used in the operation of Seller's business.


              (5) All fire, theft, casualty, liability and other insurance policies insuring Seller, specifying with respect to each such policy the name of the insurer, the risk insured against, the limits of coverage, the deductible amount (if any), the premium rate and the date through which coverage will continue by virtue of premiums already paid. Except as disclosed in Seller's Disclosure Schedule, such policies are with reputable insurers, provide adequate coverage for all normal risks incident to Seller's assets, properties and business operations and are in character and amount at least equivalent to that carried by persons engaged in a business subject to the same or similar perils or hazards.


              (6) All sales agency or route distributorship agreements or franchises or agreements providing for the services of an independent contractor to which Seller is a party or by which it is bound.


              (7) All contracts, agreements, commitments or licenses relating to patents, trademarks, trade names, copyrights, inventions, processes, know-how, formulae or trade secrets to which Seller is a party or by which it is bound.


              (8) All loan agreements, indentures, mortgages, pledges,
                  conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, leases or lease purchase agreements to which Seller is a party or by which it is bound.


              (9) All contracts, agreements and commitments, whether or not fully performed, in respect of the issuance, sale or transfer of the capital stock, bonds or other securities of Seller or pursuant to which Seller has acquired any substantial portion of its business or assets.


              (10)All contracts, agreements, commitments or other understandings or arrangements to which Seller is a party or by which it or any of its property is bound or affected by excluding


                  (a) purchase and sales orders and commitments made in the
                      ordinary course of business involving payments or receipts by Seller of less than $150,000 in any single case,


                  (b) contracts entered into in the ordinary course of business and involving payments or receipts by Seller of less than $150,000 in the case of any single contract but not more than $500,000 in the aggregate, and

                  (c) contracts entered into in the ordinary course of business which are terminable by Seller on less than 30 days' notice without any penalty or consideration and involving payments or receipts by Seller of less than $150,000 in the case of any single contract but not more than $500,000 in the aggregate.


              (11)All collective bargaining agreements, employment and
                  consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, employee stock options or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments, whether or not legally binding, including, without limitation, holiday, vacation, Christmas and other bonus practices, to which Seller is a party or is bound which relate to the operation of Seller's business.


              (12)The names and current annual salary rates of all persons
                  (including independent commission agents) whose annual compensation (direct or indirect) from Seller is currently at the rate of more than $75,000 per annum and showing separately for each such person the amounts paid or payable as salary, bonus payments and any indirect compensation for the year ended December 31, 1998; and


              (13)The names of all of Seller's directors and officers; the name of each bank in which Seller has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto, and the names of all persons, if any, holding tax or other powers of attorney from Seller and a summary of the terms thereof.


                  (ii) All of the contracts, agreements, leases, licenses and commitments required to be listed on Seller's Disclosure Schedule (other than those which have been fully performed) are valid and binding, enforceable in accordance with their respective terms, in full force and effect and, except as otherwise specified in Seller's Disclosure Schedule, , Purchaser will from and after the Closing be entitled to the full benefits thereof. Except as disclosed in Seller's Disclosure Schedule, there is not under any such contract, agreement, lease, license or commitment any existing default, or event which, after notice or lapse of time, or both, would constitute a default or result in a right to accelerate or loss of rights, and none of such contracts, agreements, leases, licenses or commitments is, either when considered singly or in the aggregate with others, unduly burdensome, onerous or materially adverse to Seller's business, properties, assets, earnings or prospects or likely, either before or after the Closing, to result in any material loss or liability. None of Seller's existing or completed contracts is subject to renegotiating with any governmental body. True and complete copies of all such contracts, agreements, leases, licenses and other documents listed on Seller's Disclosure Schedule (together with any and all amendments thereto) have been delivered to Purchaser and initialed by Seller's Secretary and identified with a reference to this Section of this Agreement. Nothing in this clause (ii) shall detract from or limit the liabilities which Purchaser is required to assume under Section 2(d).


     (o)       Intangible Property.


                  (i) Seller's Disclosure Schedule sets forth a complete list and concise description of the following:


              (1) all trademarks, service marks, trade names, label filings, patents, copyrights, royalty rights, logos, applications therefor and registrations thereof and inventions owned or used (pursuant to license agreements or otherwise) by Seller or any of its Subsidiaries in or applicable to the businesses of Seller and its Subsidiaries (collectively, the "Proprietary Rights"), and the jurisdictions in which the Proprietary Rights have been registered, filed or issued;


              (2) contracts, agreements or understandings pursuant to which
                  Seller or any of its Subsidiaries has authorized any person to use any of the Proprietary Rights; and


              (3) all research and development results, records of experiments, scientific, technical, engineering and marketing data and literature and other know-how, formulae and techniques, recorded or available in any form whatsoever which are used in connection with the operation of the businesses of Seller and its Subsidiaries (Collectively, the "Trade Secrets").


                  (ii) The Proprietary Rights have been properly registered, filed or issued in the offices and jurisdictions in which such registration, filing or issuance is necessary to protect the rights therein of Company and its Subsidiaries for the conduct of their businesses, and all applicable fees due and payable have been paid. Except as otherwise indicated in Seller's Disclosure Schedule, Seller and its Subsidiaries are the sole and exclusive owners of the Proprietary Rights and the Trade Secrets and all rights related thereto.


                  (iii) Except as set forth in Seller's Disclosure Schedule, there are no claims or demands of any person pertaining to the Proprietary Rights or the Trade Secrets or the rights of Seller and its Subsidiaries thereunder, and no proceedings have been instituted or are pending or, to the knowledge of Seller, threatened which challenge the rights of Seller in respect thereof, and none of the issued trademarks, service marks, trade names, label filings, patents, copyrights, logos, registrations thereof, or, as the case may be, the rights granted to Seller in respect thereof and to be listed in Seller's Disclosure Schedule,, infringes on or is being infringed upon by others, and none is subject to any outstanding order, decree, judgment, stipulation, injunction, restriction or agreement restricting the scope of the use by Seller.

                  (iv) Except as disclosed in Seller's Disclosure Schedule,
                    Seller is not infringing or violating, and during the past five years, Seller has not infringed or violated, any Proprietary Rights of others, nor used any confidential information or trade secrets or patentable or unpatentable inventions of any former employer of any employee of Seller.


                  (v) Except as is disclosed in Seller's Disclosure Schedule,
                    Seller has no knowledge of any patented device or application therefor which could materially and adversely affect the operation of the businesses of Seller, as now conducted.


                  (vi) Except as indicated in Seller's Disclosure Schedule, the
                    Trade Secrets have been, and will not be, disclosed by Seller to any person other than Purchaser and its agents and representatives, and comprise all of the same necessary to permit the continued operation of the businesses of Seller and its Subsidiaries.


     (p) No Guaranties. None of the obligations or liabilities of Seller is guaranteed by any other person, firm or corporation, nor has Seller guaranteed the obligations or liabilities of any other person, firm or corporation.


     (q) Inventory. All items of Seller's inventory and related supplies (including raw materials, work-in-process and finished goods) reflected on the Balance Sheet or thereafter acquired (and not subsequently disposed of in the ordinary course of business) are merchantable, or suitable and usable for the production or completion of merchantable products, for sale in the ordinary course of business at normal mark-ups, none of such items is obsolete and each item of such inventory reflected in the Balance Sheet and the books and records of Seller is so reflected on the basis of a physical count and is valued at market in accordance with generally accepted accounting principles consistently applied.


     (r) Receivables. All receivables of Seller (including accounts receivable, loans receivable and advances) which are reflected in the Balance Sheet, and all such receivables which will have arisen since the date thereof, shall have arisen only from bona fide transactions in the ordinary course of Seller's business and shall be (or have been) fully collected when due, or in the case of each account receivable within 120 days after it arose, without resort to litigation and without offset or counterclaim, in the aggregate face amounts thereof except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable computed on a basis consistent with Seller's practices to date. From and after the delivery of the March 1999 Audited Balance Sheet, the reference to "Balance Sheet" in this Section
               (r) shall be deemed to be a reference to the March 1999 Audited Balance Sheet.


     (s) Labor Matters. Except as set forth in Seller's Disclosure Schedule, Seller is not a party to any collective bargaining agreement and there are no material or formal complaints, charges, cases or controversies or any conciliation agreement, consent or decree pending or threatened Seller and any of its employees acting individually or in concert and/or any administrative agency of the United States government and no organization is presently attempting to gain, petitioning for or asserting representational status with respect to any group or groups of employees of Seller, and Seller is in material compliance with Federal and state laws respecting employment practices, terms and conditions of employment, wages and hours, and is not presently engaged in any unfair labor practice, There is no labor strike or other labor dispute and there is no complaint, proceeding or other action instituted under the Equal Opportunity Act pending, threatened against Seller.


     (t)       Environmental Matters.
               ----------------------


                  (i) Seller is, and at all times has been, in material
                    compliance with, and has not been in violation of, any federal, state, foreign, or local laws, statutes, ordinances, regulations, rules and orders pertaining to the environment, pollution and/or the health and safety of human beings (collectively "Environmental Law"). Neither Seller nor either Shareholder has any basis to expect or has received, any actual or threatened order, notice, or other communication from (A) any governmental body or private citizen acting in the public interest, or (B) the current or prior owner or operator of any facilities, of any actual or potential violation or failure to comply with any Environmental Law with respect to any of the properties or assets (whether real, personal, or mixed) in which Seller has or has had an interest, or with respect to any property at or to which any hazardous or toxic waste or substance ("Hazardous Materials") was generated, manufactured, refined, transferred, imported, used, or processed by Seller, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.


                  (ii) To the knowledge of Seller and Shareholders, there are no pending or threatened claims, encumbrances, or other restrictions of any nature, resulting from any environmental, health, and safety liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the facilities or any other properties and assets (whether real personal or mixed) in which Seller has or had an interest.

                  (iii) Neither any Shareholder nor Seller has permitted or
                    conducted, or is aware of, any Hazardous Materials activity conducted with respect to the properties or assets (whether real, personal, or mixed) in which Seller has or had an interest.


                  (iv) To the knowledge of Seller and the Shareholders, there has been no release or threat of release of any Hazardous Materials at or from the locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used or processed from or by the properties and assets (whether real, personal, or mixed) in which Seller has or had an interest.


                  (v) Seller has delivered to Purchaser true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller pertaining to Hazardous Materials or Hazardous Materials activities in, on, or under the properties of Seller, or concerning compliance by Seller with respect to Environmental Laws.


     (u) Business Description. Seller's Disclosure Schedule contains an accurate and substantially complete summary description of Seller's business and the general development of such business during the past three years, including, without limitation, (i) the percentage of total sales and revenues and income attributable to each line of business of Seller for its last two fiscal years which accounted for 10% or more of Seller's total sales and revenues or income before taxes, (ii) the extent to which Seller makes sales to or derives revenues or makes purchases from sources located in foreign countries and (iii) the name of each customer or supplier of Seller, the loss of which might materially and adversely affect Seller's business.


     (v) Records. The books of account, minute books, stock certificate books and stock transfer ledgers of Seller are complete and correct in all material respects, and there have been no transactions involving the business of Seller which properly should have been set forth therein and which have not been accurately so set forth.


     (w) Proceedings re Employee Benefit Plans. There has not been any (i) termination of any "defined benefit plan" within the meaning of the Employee Retirement Income Security Act of l974 ("ERISA") maintained by Seller or any person, firm or corporation ("Affiliate") which is under "common control" (within the meaning of Section 4001(b) of ERISA) with Seller, or (ii) commencement of any proceeding to terminate any such plan pursuant to ERISA, or otherwise or (iii) written notice given to Seller or any Affiliate of the intention to commence or seek the commencement of any such proceeding. All accrued benefits under each pension plan of Seller covering employees who are to be transferred to the employ of Purchaser following the Closing ("Transferred Employees") shall be fully provided for as of the date of the Closing by any one or more of (i) annuity contracts for the benefit of such Transferred Employees issued by an insurance company acceptable to Purchaser, (ii) the transfer to a successor plan established or maintained by Purchaser for the benefit of such Transferred Employees of assets having a fair market value of not less than the present value of all such accrued benefits and/or (iii) in the case of any multi-employer plan or any single employer plan which Purchaser shall assume, by the fair market value of the assets of such plan as of the date of the Closing being not less than the present value of all accrued benefits under such plan at such date. The amount of accrued benefits and the present value thereof under each such pension plan shall be computed by Purchaser's actuary on the basis of "Acceptable Actuarial Assumptions," which term is defined to mean actuarial assumptions and methods to which Purchaser consents in writing (which consent shall not be unreasonably withheld). Seller has no knowledge or information of any planned or required increase in the level of contributions or benefits under any such pension plan, or of any circumstances which would suggest that such an increase may be required, or that any union representing employees covered under any such plan will attempt to negotiate for such an increase. In the case of each pension plan to which Seller makes contributions on behalf of Transferred Employees under which contributions are fixed pursuant to a collective bargaining agreement, the level of contributions currently provided for in the applicable collective bargaining agreement is sufficient to meet the funding requirements of ERISA applicable to such plan, based on Acceptable Actuarial Assumptions. Each funded pension plan maintained by Seller for one or more Transferred Employees constitutes a qualified plan under section 40l(a) of the Internal Revenue Code of l954 and meets all applicable requirements of ERISA.


     (x) Absence of Certain Business Practices. Neither Seller nor any officer, employee or agent of Seller, nor any other person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of Seller (or assist Seller in connection with any actual or proposed transaction) which (A) might subject Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B), if not given in the past, might have had an adverse effect on the assets, business or operations of Seller as reflected in the Financial Statements or (C), if not continued in the future, might adversely affect Seller's assets, business, operations or prospects or which might subject Seller to suit or penalty in any private or governmental litigation or proceeding.


     (y) Disclosure. No representation or warranty by Seller or any Shareholder contained in this Agreement nor any statement or certificate furnished or to be furnished by Seller or any Shareholder to Purchaser or its representatives in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading or necessary in order to provide a prospective purchaser of the business of the Seller with adequate information as to Seller and its condition (financial and otherwise), properties, assets, liabilities, business and prospects, and Seller and the Shareholders have disclosed to Purchaser in writing all material adverse facts known to them relating to the same. The representations and warranties contained in this Agreement shall not be affected or deemed waived by reason of the fact that Purchaser and/or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

     (z)       Certain Representations


                  (i) No supplier is considering termination, non-renewal or adverse modification of its agreement with Seller, and the transactions contemplated by this Agreement will not have a material adverse effect on Seller's relationships with its suppliers and customers.


                  (ii) Within the past five years Seller has not entered into any agreement with, or been investigated by, any governmental authority, community group or other third party that could restrict the operation of its business.


                  (iii) No key employee of Seller has indicated that he is
                    considering terminating his employment.


                  (iv) No shareholder has any direct or indirect interest of any kind in any business or entity which is competitive with Seller.


7.   Representations And Warranties By Parent And Purchaser. Parent and
     ------------------------------------------------------
     Purchaser jointly and severally represent and warrant to Seller and the Shareholders as follows:


     (a) Organization. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of New York and has full corporate power and authority to enter into this Agreement and the related agreements referred to herein and to carry out the transactions contemplated by this Agreement and to carry on its business as now being conducted and to own, lease or operate its properties.


     (b) Authorization and Approval of Agreement. All proceedings or corporate action required to be taken by Parent and Purchaser relating to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been taken at or prior to the execution of this Agreement.


     (c) Execution, Delivery and Performance of Agreement. Neither the execution, delivery nor performance of this Agreement by Parent and Purchaser will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of Parent's or Purchaser's certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation or any order, judgment or decree to which Parent or Purchaser is a party or by which it may be bound or affected. Parent and Purchaser each has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings required to be taken by it to authorize the execution, delivery and performance of this Agreement the agreements relating hereto have been properly taken and this Agreement constitutes a valid and binding obligation of Parent and Purchaser.


     (d) Litigation. There is no legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the knowledge of Parent and Purchaser threatened, against or relating to Parent or Purchaser in connection with or relating to the transactions contemplated by this Agreement, and neither Parent nor Purchaser knows or has any reason to be aware of any basis for the same.


     (e) SEC Filings Complete. Parent's most recent Form l0-K and all intervening Form 8-K's and Form 10-Q's, and Parent's most recent annual meeting proxy statement and most recent registration statement filed under the Securities Act of 1933 (the "l933 Act"), all as filed with the Securities and Exchange Commission ("SEC"), do not contain a misstatement of a material fact or an omission of a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time such document was filed or (if filed under the 1933 Act) became effective. Since the filing of the most recent Form 10-K, no other document has been required to be filed by Parent with the SEC which has not been filed, and no event or transaction has occurred which will hereafter be required to be disclosed by Parent in a Form 10-Q, Form 8-K or similar filing except as disclosed herein.



8.   Conduct Of Business Prior To Closing.
     -------------------------------------


     (a) Prior to the Closing, Seller shall conduct its business and affairs only in the ordinary course and consistent with its prior practice and shall maintain, keep and preserve its assets and properties in good condition and repair and maintain insurance thereon in accordance with present practices, and Seller and Shareholders will use their best efforts to preserve the business and organization of Seller intact, to keep available to Purchaser the services of Seller's present officers and employees, to preserve for the benefit of Purchaser the goodwill of Seller's suppliers and customers and others having business relations with it and to cooperate with Purchaser in its efforts to obtain the financing of the cash portion of the purchase price in accordance with the provisions of this Agreement. Seller shall give Purchaser prompt written notice of any change in any of the information contained in the representations and warranties made by Seller in this Agreement which occurs prior to the Closing. Without limiting the generality of the foregoing, prior to the Closing Seller will not without Purchaser's prior written approval:


                  (i) change its certificate of incorporation or by-laws or
                    merge or consolidate or obligate itself to do so with or into any other entity;


                  (ii) enter into any contract, agreement, commitment or other understanding or arrangement except for those of the type which would not have to be listed and described under subparagraph (x) of Section 6(n) above; or


                  (iii) Perform, take any action or incur or permit to exist any of the acts, transactions, events or occurrences of the type described in subparagraphs (i), (ii), (iii), (iv), (v),
                    (viii), (ix), (x), (xi), (xii), (xiii), (xiv), (xvi) or
                    (xvii) of Section 6(j) of this Agreement which would have been inconsistent with the representations and warranties set forth therein had the same occurred after the Balance Sheet Date and prior to the date hereof.


     (b)       Access To Information And Documents. Seller will give Purchaser
               -----------------------------------
               and Purchaser's attorneys, accountants and other representatives full access to Seller's personnel and all properties, documents, contracts, books and records of Seller and will furnish Purchaser with copies of such documents (certified by Seller's officers if so requested) and with such information with respect to the affairs of Seller as Purchaser may from time to time request, and Purchaser will not improperly disclose the same prior to the Closing. Any such furnishing of such information to Purchaser or any investigation by Purchaser shall not affect Purchaser's right to rely on any representations and warranties made in this Agreement.


     (c) No Solicitations or Negotiations. Neither Seller nor any of its employees, representatives or agents will, directly or indirectly, solicit or participate in discussions or negotiations with, provide any non-public information concerning the businesses, properties or assets of Seller or the transactions contemplated hereby to or cooperate with any corporation, partnership, person or other entity or group concerning any merger, sale of substantial assets, sale of a substantial equity interest or similar transaction involving Seller. In view of the difficulties in assessing damages for any breach of the provisions of this Section, and without limiting any other right or remedy for any breach of any provision of this Agreement (including without limitation the right Purchaser and Parent to decrees of specific performance without posting bond or other security), the parties agree that as liquidated damages for the breach of the provisions of this Section (c), Seller and Shareholders shall jointly and severally pay to Purchaser $250,000, plus any attorneys and costs incurred by Parent and Purchaser in enforcing such provisions or in seeking to collect such liquidated amount.


9.   Conditions Precedent To Parent's And Purchaser's Obligations. All
     ------------------------------------------------------------
     obligations of Parent and Purchaser hereunder are subject at the option of Purchaser, to the fulfillment of each of the following conditions at or prior to the Closing, and Seller and Shareholders shall exert their best efforts to cause each such condition to be so fulfilled as soon as possible:


     (a) All representations and warranties of Seller and the Shareholders contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the date of the Closing, and shall then be true and correct in all material respects except for changes in the ordinary course of business after the date hereof in conformity with the covenants and agreements contained herein.


     (b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by Seller or by Shareholders at or before the Closing shall have been duly and properly performed in all material respects.


     (c) Since the date of this Agreement there shall not have occurred any material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of Seller.


     (d) There shall be delivered to Purchaser a certificate executed by the President and Secretary of Seller and by each Majority Shareholder, individually, dated the date of the Closing, certifying that the conditions set forth in paragraphs (a), (b) and (c) of this Section 9 have been fulfilled.


     (e) All documents required to be delivered to Purchaser at or prior to the Closing shall have been so delivered.


     (f) Purchaser shall have received an opinion of Seller's counsel, dated the date of the Closing, substantially in accordance with an Exhibit to this Agreement.

     (g) Seller shall have obtained written consents to the transfer or assignment to Purchaser of all consignment agreements, licenses, leases and other material contracts of Seller (other than immaterial purchase and sales orders in the ordinary course of business) where the consent of any other party to any such contract may, in the opinion of Purchaser's counsel, be required for such assignment or transfer.


     (h) The conditions referred to in Section 4 shall have been satisfied.


     (i) The State of New Jersey shall have issued a letter of non-applicability under the Industrial Site Recovery Act for all of the premises subject to the Affiliated Leases


10.  Conditions Precedent To Seller's And Shareholders' Obligations. All
     ---------------------------------------------------------------
     obligations of Seller and Shareholders at the Closing are subject, at the option of Seller, to the fulfillment of each of the following conditions at or prior to the Closing, and Purchaser shall exert its best efforts to cause each such condition to be so fulfilled as soon as possible:


     (a) All representations and warranties of Purchaser contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and as of the Closing.


     (b) All obligations required by the terms of this Agreement to be performed by Purchaser at or before the Closing shall have been duly and properly performed in all material respects.


     (c) There shall be delivered to Seller a certificate executed by the President and Secretary of Purchaser, dated the date of the Closing, certifying that the conditions set forth in paragraphs
               (a) and (b) of this Section have been fulfilled.


     (d) Seller shall have received an opinion of Purchaser's counsel, dated the date of the Closing, substantially in accordance with an Exhibit to this Agreement.


11.  Indemnification.
     ---------------


     (a) Seller hereby undertakes and agrees to indemnify Purchaser (and its shareholders, officers, and directors and their respective successors, heirs and assigns) and hold it and them harmless against and in respect of (and shall on demand reimburse Purchaser for) the following:


                  (i)      [omitted]


                  (ii) any and all loss, liability or damage suffered or
                    incurred by Purchaser by reason of any untrue representation, breach of warranty or non-fulfillment of any covenant by Seller or any Shareholder contained herein or in any certificate, document or instrument delivered to Purchaser pursuant hereto or in connection herewith;


                  (iii) any and all loss, liability or damage suffered or
                    incurred by Purchaser in respect of or in connection with any liabilities of Seller which Purchaser is not assuming under Section 2(c);


                  (iv) the amount of any and all receivables of Seller which
                    (despite Purchaser's reasonable efforts, not including resort to litigation) are not collected in accordance with the provisions contained in Section 6(r);


                  (v) any and all loss, liability or damage suffered or incurred by Purchaser by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Seller or any Shareholder with respect to this Agreement or any of the transactions contemplated hereby (reference is made to Section 3(c) for special provisions relating to brokerage fees payable to Gottesman Company);


                  (vi) any and all loss, liability or damage suffered or
                    incurred by Purchaser by reason of any claim for severance pay accruing or incurred at any time on or after the date hereof except to the extent any one or more specific employees are discharged prior to the Closing hereunder with the prior written consent of Purchaser and such consent contains the name(s) of such specific employee(s); and

                  (vii) any and all actions, suits, proceedings, claims,
                    demands, assessments, judgments, costs, and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or in enforcing this indemnity.


     (b) Purchaser hereby agrees to indemnify and hold Seller and each Shareholder harmless from, against and in respect of (and shall on demand reimburse them for):


                  (i) Any and all loss, liability or damage resulting from any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by Purchaser contained herein or in any certificate, document or instrument delivered to Seller hereunder;

                  (ii) Any and all liabilities or obligations of Seller
                    specifically assumed by Purchaser pursuant to this Agreement; and


                  (iii) Any and all actions, suits, proceedings, claims,
                    demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or in enforcing this indemnity.


     (c) Upon Seller's payment to Purchaser of the face amount of any uncollected receivable by reason of the failure of such receivable to be fully collected as warranted pursuant to the provisions contained in Section 6(r) Purchaser shall assign such receivable to Seller, without recourse.


     (d) The following limitations shall apply to any and all claims for indemnification by any party under this Agreement:


                  (i) The representations and warranties of the parties
                    contained in this Agreement (including the Disclosure Schedule) shall survive the Closing until March 31, 2000, provided that if written notice of a claim meeting the requirements of this Section has been made during such period, the relevant representations shall survive as to such claim until the claim has been finally resolved. Notwithstanding the foregoing, the representations and warranties set forth in Sections 6(i), 6(t) and 11(f) shall survive until 30 days after the applicable statutes of limitation.


                  (ii) No indemnified party shall be entitled to assert any
                    right to indemnification hereunder unless and until the aggregate of all claims for indemnification equals or exceeds $50,000. Once such claims equal or exceed the $50,000 threshold, such indemnified party shall be entitled to the full amount of all indemnified claims, provided that no claim for indemnification hereunder may be asserted by an indemnified party unless such claim (or series of related claims) equals or exceeds $10,000 individually.


     (e)       Indemnity Procedure.


                  (i) In the event Purchaser seeks indemnification pursuant to this Agreement, Purchaser shall give prompt notice to the party or parties from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder.


                  (ii) The Indemnifying Party shall have the right to, and shall at the request of Purchaser, assume the defense of any such action or proceeding at its own expense.


                  (iii) In any such action or proceeding, Purchaser shall have the right to retain its own counsel; but the fees and expenses of such counsel shall be at its own expense unless
                    (i) the Indemnifying Party and Purchaser shall have mutually agreed to the retention of such counsel or (ii) the named parties to any suit, action or proceeding (including any impleaded parties) include both the Indemnifying Party and the Purchaser and representation of all parties by the same counsel would be inappropriate due to actual or potential conflict of interests between them.


                  (iv) An Indemnifying Party shall not be liable under this
                    Agreement for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.


                  (v) The Indemnifying Party may settle any claim without the consent of Purchaser, but only if the sole relief awarded is monetary damages that are paid in full by the Indemnifying Party. Purchaser shall, subject to its reasonable business needs, use reasonable efforts to minimize the indemnification sought from the Indemnifying Party under this Agreement.


     (f)       Special Provisions Regarding Asbestos Claims.


                  (i) Seller and Majority Shareholders, jointly and severally, shall fully indemnify, protect, reimburse, and hold harmless Purchaser from and against any and all damages, liabilities and claims for personal injury due to, or alleged to be due to, exposure to asbestos in connection with Seller's business, operations or premises at any time prior to the Closing (an "asbestos claim").


                  (ii) If an asbestos claim is made against Purchaser, Purchaser shall, within ten days after receiving written notice of such claim, give notice to Seller in the manner provided elsewhere in this Agreement for notices hereunder.


                  (iii) If, pursuant to Section (e), Seller assumes the defense of an asbestos claim at its own expense, then (x) it shall within 20 days inform Purchaser of such assumption in writing, and (y) notwithstanding any contrary provision in Section (e), Seller shall not incur any expense for Purchaser's counsel.


                  (iv) The provisions of Sections (e)(iii) through (v) shall also apply to asbestos claims.'

     (g)       Certain Additional Provisions.


                  (i) Purchaser shall not be deemed to have suffered a loss by reason of any liability which should have been disclosed pursuant to this Agreement but was not disclosed, if:


                       (i) The failure to make such disclosure was not
                           deliberate or in bad faith;


                      (ii) Such liability is discovered by Purchaser before the
                           first anniversary of the date of this Agreement;


                      (iii)Purchaser obtains a benefit from such liability in
                           an amount at least equal to the amount of such liability; and


                      (iv) The amount of such liability does not exceed $20,000.


                  (a) Should the March 31, 1999 Audited Balance Sheet fail to disclose a receivable which is recovered by Purchaser and which should have been reflected in such Balance Sheet and is not a Zero Value Asset (as defined in Section 3(e)), Purchaser shall pay such recovery over to Seller


12.  Releases From Escrow.
     --------------------


     (a) In the event that Purchaser is entitled to indemnification hereunder in any amount and any amounts are then held in escrow by the Escrow Agent under the Escrow Agreement, Seller and Shareholders shall join with Purchaser in a written direction to the Escrow Agent to release such amount to Purchaser.


     (b) On the first anniversary of the Closing, Purchaser shall join with Seller and Shareholders in a written direction to the Escrow Agent to release to Seller all amounts then held in escrow (together with any earnings thereon) which Escrow Agent is not then required to release to Purchaser and which are not then subject to a dispute under Section 12(c).


     (c) In the event that there is any dispute on whether any party is required to sign any direction to the Escrow Agent hereunder, such dispute shall be resolved exclusively by arbitration by the American Arbitration Association in New York City. In the event that the parties agree that a direction to the Escrow Agent is required to a given extent but dispute whether such direction is required for any excess amount, then the parties shall execute such direction for to the given amount as to which there is no dispute, and the dispute on the excess amount shall be submitted to arbitration as aforesaid.


     (d) Seller and Majority Shareholders shall be jointly and severally liable, and the Other Shareholders shall be severally liable, for any indemnification obligation or obligations to the extent the same then exceeds amounts then held in escrow by the Escrow Agent. In no event shall any Other Shareholder be obligated to indemnify Purchaser for a representation or warranty which was true to the best of his or her knowledge.


13. BULK SALES COMPLIANCE. Purchaser hereby waives compliance by Seller with the
    ---------------------
  provisions of the Bulk Sales Law of any state, and Seller warrants and agrees to pay and discharge when due all claims of creditors which could be asserted against Purchaser by reason of such non-compliance to the extent that such liabilities are not specifically assumed by Purchaser under this Agreement. Seller and each of the Majority Shareholders jointly and severally, and each of the Other Shareholders severally, hereby indemnify and agree to hold Purchaser harmless from, against and in respect of (and shall on demand reimburse Purchaser for) any loss, liability, cost or expense, including, without limitation, attorneys' fees, suffered or incurred by Purchaser by reason of the failure of Seller to pay or discharge such claims.


14. TERMINATION. This Agreement may, by notice given prior to the Closing, be terminated:


     (a) by Purchaser if a material breach of any provision of this Agreement has been committed by Seller or the Shareholders and such breach has not been waived;


     (b) by Seller if material breach of any provision of this Agreement has been committed by Purchaser and such breach has note been waived;


     (c)       by mutual consent of the parties;


     (d) by either Purchaser or Seller if the Closing has not occurred on or before July 31, 1999 or such later date as Seller and Purchaser may agree upon. In such event, each party shall bear its own expenses except as set forth in Section 3(a)(iv). Nothing in this Section shall relieve any party from any breach by it of any obligations under this Agreement, including without limitation, the breach of such party's obligation to use its best efforts to cause all conditions to the Closing to be satisfied as soon as possible; and

     (e) by either Purchaser or Seller if Net Book Value is less than $7,500,000.


15. Nature Of Representations And Warranties, Etc.


     (a) Each statement, representation, warranty, indemnity, covenant and agreement made by Seller or any Majority Shareholder in this Agreement or in any document, certificate or other instrument delivered by or on behalf of Seller or any Majority Shareholder pursuant to this Agreement or in connection herewith shall be deemed the joint and several statement, representation, warranty, indemnity, covenant and agreement of Seller and each such Shareholder.


     (b) Each statement, representation, warranty, indemnity, covenant and agreement made by any Other Shareholder in this Agreement or in any document, certificate or other instrument delivered by or on behalf of Seller or any Other Shareholder pursuant to this Agreement or in connection herewith shall be deemed the several statement, representation, warranty, indemnity, covenant and agreement of such Other Shareholder.


     (c) For all purposes of this Agreement, the several liability of an Other Shareholder constitutes a portion of the total liability which is equal to the percentage ownership of such Other Shareholder in Seller as of the Closing. By way of example, assume that there is a $1,000 liability to Purchaser for which Seller and the Majority Shareholders are jointly severally liable and for which the Other Shareholders are severally liable. Purchaser may proceeds against any one or more of Seller and each Majority Shareholder for the full $1,000 amount, and Purchaser may also proceed against each Other Shareholder for a percentage of $1,000 which is equal to such Other Shareholder's percentage ownership in Seller as of the Closing. Purchaser would not be permitted to realize an aggregate amount in excess of $1,000 from Seller and all Shareholders.


     (d) All covenants and agreements made by each of the parties hereto shall survive the Closing. Representations and warranties shall survive the Closing only to the extent provided in Section 11(d).


16.  Notices. Any and all notices or other communications required or permitted
     -------
     to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when forwarded for priority delivery by Federal Express or other recognized courier, addressed to the parties at the addresses set forth above (or at such other address as any party may specify by notice to all other parties given as aforesaid), together with a copy to their respective counsel, who are J. Bennett Farrell, 107, Stage Road, Monroe, New York 10950 for Seller and Shareholders, and Oscar D. Folger, 521 Fifth Avenue, New York, New York 10175 for Purchaser and Parent.


17.  Miscellaneous.
     -------------


     (a) This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto. It supersedes all prior agreements, instruments and documents between Purchaser on the one hand and Seller and the Shareholders on the other hand, including the letter of intent dated December 1, 1998.


     (b) In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement or any of the documents provided for herein, or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable attorney's fees, expenses and costs.


     (c) No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.


     (d) This Agreement shall be binding upon and inure to the benefit of each corporate party hereto, its successors and assigns, and each individual party hereto and his heirs, personal representatives, successors and assigns.


     (e) The paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said paragraphs.


     (f) Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.


     (g) Seller will pay all sales, transfer and documentary taxes, if any, payable in connection with the sale, conveyances, assignments, transfers and deliveries to be made to Purchaser hereunder.


     (h) This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.


     (i) This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of New Jersey applicable to contracts made and to be performed therein.

     (j) Except where this Agreement provides for arbitration (in which case judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof), the parties consent to the exclusive jurisdiction of the State and Federal courts sitting in New York in any action arising out of or connected in any way with this Agreement, and the parties further agree that the service of process or of any other papers upon them or any of them in the manner provided for notices hereunder shall be deemed good, proper and effective service upon them. By execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and related appellate courts, and irrevocably agrees to be bound by any judgement rendered thereby in any such action, suit or proceeding, and (ii ) irrevocably waives any objection it may now or hereafter have as to the venue of any such action, suit or proceeding brought in such a court or that such court is an inconvenient forum. Each party hereto further agrees that the service of process or of any other papers upon it or him in the manner provided for notices hereunder shall be deemed good proper and effective service upon it or him.


     (k) Except as required by law and then only after discussion with the other parties, until the Closing no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media about the same, without first consulting with the other parties hereto.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.





COLONIAL COMMERCIAL CORP.


By: /S/ JAMES W. STEWART, EXEC. V.P.
    --------------------------------
COLONIAL COMMERCIAL SUB CORP.


By:/S/ JAMES W. STEWART, V.P.
   --------------------------
UNIVERSAL SUPPLY GROUP, INC.


By:/S/ WILLIAM PAGANO, PRES.
   -------------------------
SHAREHOLDERS:



/S/ JOHN A. HILDEBRANDT
-----------------------
John A. Hildebrandt

/S/ PAUL H. HILDEBRANDT
-----------------------
Paul H. Hildebrandt

/S/ PAUL H. HILDEBRANDT, P.O.A.
-------------------------------
Karyn Hildebrandt

/S/ PAUL H. HILDEBRANDT, P.O.A.
-------------------------------
Lisa Hildebrandt

/S/ PAUL H. HILDEBRANDT, P.O.A.
-------------------------------
Kirsten LeBlanc

/S/ PAUL H. HILDEBRANDT, P.O.A.
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Paul J. Hildebrandt

/S/ PAUL H. HILDEBRANDT, P.O.A.
-------------------------------
Terry L. Schroeder

/S/ PAUL H. HILDEBRANDT, P.O.A.
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Susan L. Salek

/S/ JOHN A. HILDEBRANDT, P.O.A.
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John R. Hildebrandt

/S/ JOHN A. HILDEBRANDT, P.O.A.
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Janna L. Morgan


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